Oil Storage Service Agreement

Party A: Army 68103 (“Custodian”)
Party B: Xi’an Baorun Industrial Development Co., Ltd. (“Depositor”)

Pursuant to the Economic Contract Law of the People’s Republic of China, and relevant laws and regulations, with regard to the storage of refined oil, Party A and Party B hereby reach agreements as below:

1.	Qualification of Custodian
Party A owns the oil storage facility that reaches the national standard. The managing personnel at the oil storage are experienced and skilled, and the management of oil storage is in compliance with the ordinary rules.

2.	Qualification of Depositor
Party B shall render the qualification certificates and hold the permission certificate of oil materials business operation to execute this agreement. The basic turnover amount of Party B is 15,000 tons per month.

3.	Storage Materials
Refined oil

(1)	Acceptance Check of Storage Materials
After oil materials of Party B are delivered to the storage zone of Party A, the personnel of both parties shall estimate the quantities and inspect the qualities (based on the standard of the amounts on the truck loading sheet and the quality examination sheet of the oil refinery) and the representatives of both parties sign, then oil materials may be unloaded and put into the storage.
(2)	Transportation of Storage Materials
The transportation for entering-into and delivery-out of the storage is by railways or highways.

4.	Term
Five years, commences from November 16, 2008 through November 16, 2013. Upon the expiration of the contract, Party B has the preferential right to renew the contract.

5.	Billing Standard of Storage Materials and Payment
Party B pays the substituted storage fees RMB3,500,000 in advance to conduct the security improvement to the equipments and facilities of the storage zone of Party A. The improvement fees are deducted from the substituted storage fees yearly during the execution period of the contract. The yearly rent is RMB700,000.

6.	Storage Method of Storage Materials
(1)
During the storage period that Party B storages oil materials, the keys of the valve of the oil tank and the gauge hatch are held by Party B. Personnel of Party B will unlock every time oil materials are received and delivered.

(2)	When delivering out of the storage, Party A shall conduct the delivery-out procedure in accordance with the valid oil withdraw sheet rendered by the designated person by Party B.

7.	Oil Exhaust
(1)	Gasoline Exhaust
(i)	The first month general exhaust is calculated according to 4.0‰.
(ii)	Starting from the second month, the storage exhaust is calculated according to 1.2‰
(2)	Diesel Exhaust
(i)	The first month general exhaust is calculated according to 2.0‰.
(ii)	Starting from the second month, the storage exhaust is calculated according to 0.3‰
The exhaust within the exhaust standard set for above shall be assumed by Party B, the exceeding part shall be assumed by Party A.
8.	Right and Obligation
(1)	Right and Obligation of Party A
(i)	Carefully keeps the storage materials in accordance with the contract;
(ii)	The ownership of the storage materials belongs to Party B. Party A only holds the custodial right to the storage materials, and has no rights of sales and use;

(iii)
Party A shall actively provide personnel of Party B with the convenience. After receiving the railway transportation plan, Party A shall immediately assist with Party B to complete the oil materials receiving and delivery plan;

(iv)	Party A shall actively coordinate with Party B, arrange reasonable work hour, and fulfill needs of receiving and delivery of oil materials of Party B at any time;
(v)
During the period of storage, the custodian shall assume the compensation liabilities to the destroy and loss of the storage materials attribute to the bad management of Party A (except for the force majeure);

(vi)
In the event the occurrence of wars, natural disasters and emergencies, Party A has preferential right to use the storage materials, and returns the equivalent of storage materials after the end of the aforesaid events.

(2)	Right and Obligation of Party B
(i)	Party B has the ownership of the storage materials;
(ii)	Party B shall send Party A timely notice in regard to the car plate and the amount so that Party A may well prepare the unload of the storage materials;
(iii)
Party B within the storage zone shall comply with the policies and procedures of Party A. Party B shall assume the relevant legal liabilities to the harmful and death events incurred by its personnel’s violating policies and procedures of Party A;

(iv)	During the term of storage, Party B shall keep the keys of the valve of the oil tank and the gauge hatch.
9.	Miscellaneous
(1)	In the event Party A cannot ordinarily perform the contract due to the force majeure, Party B shall understand;
(2)
In case any matter is not specified in this contract and any dispute is arising from the performance of the contract, both parties shall negotiate to resolve. In the event both parties cannot reach agreements, such dispute shall be submitted to Xi’an Arbitration Commission.

This contract consists of two copies, each party holds on copy. The contract becomes effective after both parties and their legal representatives execute the contract.

Party A: Army 68103 (“Custodian”)
Legal Representative: (signature)

Party B: Xi’an Baorun Industrial Development Co., Ltd. (“Depositor”)
Legal Representative: (signature)

August 26, 2008